EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 8, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (February 2011 – January 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.8%	1.8%	1.8%	-13.3%	-3.4%	-5.6%	0.1%	-5.6%	10.2%	-28.7%	-0.5	-0.7
B**	1.8%	1.8%	1.8%	-13.8%	-4.0%	-6.1%	-0.6%	-6.1%	10.2%	-30.8%	-0.6	-0.8
Legacy 1***	1.9%	1.9%	1.9%	-11.4%	-1.4%	-3.5%	N/A	-3.5%	10.1%	-23.7%	-0.3	-0.5
Legacy 2***	1.9%	1.9%	1.9%	-11.6%	-1.6%	-3.8%	N/A	-3.8%	10.1%	-24.4%	-0.3	-0.5
Global 1***	1.9%	1.9%	1.9%	-11.4%	-1.0%	-3.1%	N/A	-3.1%	10.0%	-21.9%	-0.3	-0.4
Global 2***	1.9%	1.9%	1.9%	-11.6%	-1.2%	-3.4%	N/A	-3.4%	10.0%	-22.4%	-0.3	-0.4
Global 3***	1.9%	1.9%	1.9%	-13.0%	-2.8%	-5.0%	N/A	-5.0%	10.0%	-26.2%	-0.5	-0.6

S&P 500 Total Return Index****	-5.9%	-5.9%	-5.9%	-1.7%	10.9%	10.7%	6.4%	10.7%	12.1%	-16.3%	0.9	1.4
Barclays Capital U.S. Long Gov Index****	1.8%	1.8%	1.8%	-7.2%	4.3%	8.5%	6.9%	8.5%	11.3%	-15.5%	0.8	1.4

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					36%
Energy	14%	Short	Crude Oil	3.6%	Short	14%	Short	Crude Oil	3.6%	Short
			Brent Crude Oil	3.1%	Short			Brent Crude Oil	3.1%	Short
Grains/Foods	10%	Short	Corn	2.8%	Short	10%	Short	Corn	2.8%	Short
			Wheat	1.5%	Short			Wheat	1.5%	Short
Metals	12%	Short	Gold	3.3%	Short	12%	Short	Gold	3.4%	Short
			Silver	2.4%	Short			Silver	2.4%	Short
FINANCIALS	64%					64%
Currencies	24%	Long $	Euro	5.6%	Short	24%	Long $	Euro	5.7%	Short
			Canadian Dollar	3.0%	Short			Canadian Dollar	3.1%	Short
Equities	15%	Short	Russell 2000	2.2%	Short	15%	Short	Russell 2000	2.1%	Short
			DJ Eurostoxx 50 Index	1.7%	Long			Nasdaq	1.6%	Long
Fixed Income	25%	Long	Bunds	3.3%	Long	25%	Long	Bunds	3.3%	Long
			Long Gilts	2.6%	Long			Long Gilts	2.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell over 10% as sharp downtrends in the Chinese equity markets weighed on global demand forecasts.  Natural gas markets rallied after data showed a larger-than-expected drawdown from U.S. inventories.

Grains/Foods
Wheat and soybean prices finished modestly higher as investors exited short positions ahead of the release of key U.S. supply data.  Sugar prices decreased over 5% because of concerns surrounding global demand.

Metals
Gold markets rallied when the U.S. dollar weakened and demand for safe-haven assets increased; the turmoil in the Middle East and North Korea's success conducting a nuclear weapons test increased investor unease.  Base metals markets fell because of continued elevated global supplies and demand concerns fostered by equity market declines.

Currencies
The Japanese yen moved sharply higher versus counterparts after sharp selloffs in the Chinese stock markets resulted in increased demand for safe-haven assets.  Commodity currencies, including the Australian, New Zealand, and Canadian dollars weakened as downturns in the commodities sectors weighed on their value.

Equities	Global equity markets underwent a steep sector-wide decline due to concerns surrounding the Chinese economy and extended weakness in the crude oil markets.
Fixed Income
U.S. Treasury and German Bund markets moved higher due to increased demand for safe-haven assets caused by equity market downturns and weaker-than-expected U.S. wage growth.  Beliefs the Federal Reserve will need to delay hiking interest rates in the wake of recent global economic concerns also buoyed fixed-income prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.